Exhibit 10.6

THE TIMKEN COMPANY

Time-Based Restricted Stock Unit Agreement for Nonemployee Directors

    WHEREAS, __________ (“Grantee”) is a nonemployee director of The Timken Company (the “Company”); and

    WHEREAS, the grant of Restricted Stock Units evidenced hereby was authorized by a resolution of the Compensation Committee (the “Committee”) of the Board that was duly adopted on ______ __, 20__, and the execution of a Restricted Stock Unit Agreement in the form hereof (this “Agreement”) was authorized by a resolution of the Committee duly adopted on _______ __, 20__.

    NOW, THEREFORE, pursuant to The Timken Company 2011 Long-Term Incentive
Plan, as amended and restated as of February 13, 2015 (the “Plan”) and subject to the terms and conditions thereof and the terms and conditions hereinafter set forth, the Company hereby confirms to Grantee the grant, effective _________ __, 20__ (the “Date of Grant”), of __________ Restricted Stock Units (the “RSUs”). All terms used in this Agreement with initial capital letters that are defined in the Plan and not otherwise defined herein shall have the meanings assigned to them in the Plan.

1.
Payment of RSUs. The RSUs will become payable if the Restriction Period lapses and Grantee’s right to receive payment for the RSUs becomes nonforfeitable (“Vest,” “Vesting” or “Vested”) in accordance with Section 3 and Section 4 of this Agreement.

2.
RSUs Not Transferrable. None of the RSUs nor any interest therein or in any Common Shares underlying such RSUs will be transferable other than by will or the laws of descent and distribution prior to payment.

3.
Vesting of RSUs. Subject to the terms and conditions of Section 4 and Section 5 of this Agreement, the RSUs will Vest in full on the first anniversary of the Date of Grant, provided that Grantee shall have been in the continuous service as a member of the Board through such date.

4.
Alternative Vesting of RSUs. Notwithstanding the provisions of Section 3 of this Agreement, and subject to the payment provisions of Section 6 hereof, the RSUs will Vest earlier than the time provided for in Section 3 under the following circumstances:

(a)
Death or Disability: If Grantee’s service as a member of the Board (“Director”) is terminated as a result of Grantee’s death or disability prior to the first anniversary of the Date of Grant, a pro-rata portion of the RSUs shall Vest in an amount equal to the product of the total number of RSUs as evidenced by this Agreement, multiplied by a fraction, the numerator of which is the number of full months from the Date of Grant until the date of Grantee’s termination and the denominator of which is 12.

(b)
Termination without Cause. If Grantee’s service as a Director involuntarily ceases other than for Cause (as defined in Section 4(c)(iii)) prior to the first anniversary of the Date of Grant, unless otherwise provided in Section 4(c)(i), a pro-rata portion of the RSUs shall Vest in an amount equal to the product of the total number of RSUs as evidenced by this Agreement, multiplied by a fraction, the numerator of which is the number of full months from the Date of Grant until the date of Grantee’s termination and the denominator of which is 12.

(c)	Change in Control:

(i)
Upon a Change in Control occurring during the Restriction Period while Grantee is a Director, to the extent that the RSUs have not previously been forfeited, the RSUs will Vest in full (except to the extent that a Replacement Award is provided to Grantee to replace, continue or adjust the outstanding RSUs (the “Replaced Award”). If Grantee is provided with a Replacement Award in connection with the Change in Control, then if, upon or after receiving the Replacement Award, Grantee’s service as a Director (or as a member of the board of directors of any of the Company’s successors after the Change in Control (the Company or any such successors, as applicable, the “Successor Company”)) involuntarily ceases other than for Cause prior to the first anniversary of the Date of Grant, to the extent that the Replacement Award has not previously been forfeited, the Replacement Award will Vest in full.

(ii)
For purposes of this Agreement, a “Replacement Award” means an award (A) of restricted stock units, (B) that has a value at least equal to the value of the Replaced Award, (C) that relates to publicly traded equity securities of the Company or its successor in the Change in Control (or another entity that is affiliated with the Company or its successor following the Change in Control), (D) the tax consequences of which, under the Code, if Grantee is subject to U.S. federal income tax under the Code, are not less favorable to Grantee than the tax consequences of the Replaced Award, and (E) the other terms and conditions of which are not less favorable to Grantee than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control). A Replacement Award may be granted only to the extent it does not result in the Replaced Award or Replacement Award failing to comply with Section 409A of the Code. Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this Section 4(c)(ii) are satisfied will be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.

(iii)
For purposes of this Agreement, “Cause” shall mean: (A) an intentional act of fraud, embezzlement or theft in connection with Grantee’s duties with the Successor Company; (B) an intentional wrongful disclosure of secret processes or confidential information of the Successor Company; (C) an intentional, wrongful engagement in any competitive activity that would constitute a material breach of Grantee’s duty of loyalty to the Successor Company; (D) the willful misconduct in the performance of Grantee’s duties to the Successor Company; or (E) any gross negligence in the performance of Grantee’s duties to the Successor Company. No act, or failure to act, on the part of Grantee shall be deemed “intentional” unless done or omitted to be done by Grantee not in good faith and without reasonable belief that Grantee’s action or omission was in or not opposed to the best interest of the Successor Company.

5.
Forfeiture of RSUs. Any RSUs that have not Vested pursuant to Section 3 or Section 4 prior to the first anniversary of the Date of Grant will be forfeited automatically and without further notice on such date (or earlier if, and on such date that, Grantee ceases to be a Director prior to the first anniversary of the Date of Grant for any reason other than as described in Section 4).

6.	Form and Time of Payment of RSUs.

(a)
General: Subject to Section 5 and Section 6(b), payment for Vested RSUs will be made in cash or Common Shares (as determined by the Committee) within 10 days following the Vesting date specified in Section 3.

(b)	Other Payment Events. Notwithstanding Section 6(a), to the extent that the RSUs are Vested on the dates set forth below, payment with respect to the RSUs will be made as follows:

(i)
Change in Control. Within 10 days of a Change in Control, Grantee will receive payment for Vested RSUs in cash or Common Shares (as determined by the Committee); provided, however, that if such Change in Control would not qualify as a permissible date of distribution under Section 409A(a)(2)(A) of the Code, and the regulations thereunder, and where Section 409A of the Code applies to such distribution, Grantee is entitled to receive the corresponding payment on the date that would have otherwise applied pursuant to Sections 6(a) or 6(b)(ii) as though such Change in Control had not occurred.

(ii)
Death or Disability. Within 10 days of the date of Grantee’s death or the date Grantee’s service as a Director terminates as a result of his disability, Grantee will receive payment for Vested RSUs in cash or Common Shares (as determined by the Committee).

(iii)
Termination without Cause. Within 10 days of the date Grantee’s service as a Director involuntarily ceases other than for Cause, Grantee will receive payment for Vested RSUs in cash or Common Shares (as determined by the Committee).

7.
Payment of Dividend Equivalents. With respect to each of the RSUs covered by this Agreement, Grantee shall be credited on the records of the Company with dividend equivalents in an amount equal to the amount per Common Share of any cash dividends declared by the Board on the outstanding Common Shares during the period beginning on the Date of Grant and ending either on the date on which Grantee receives payment for the RSUs pursuant to Section 6 hereof or at the time when the RSUs are forfeited in accordance with Section 5 of this Agreement. These dividend equivalents will accumulate without interest and, subject to the terms and conditions of this Agreement, will be paid at the same time, to the same extent and in the same manner, in cash or Common Shares (as determined by the Committee) as the RSUs for which the dividend equivalents were credited.

8.	Detrimental Activity and Recapture.

(a)
In the event that, as determined by the Committee, Grantee shall engage in Detrimental Activity during Grantee’s service as a Director, the RSUs covered by this Agreement will be forfeited automatically and without further notice at the time of that determination notwithstanding any other provision of this Agreement. Nothing in this Agreement prevents the Grantee from providing, without prior notice to the Company, information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations.

(b)
If a Restatement occurs and the Committee determines that Grantee is personally responsible for causing the Restatement as a result of Grantee’s personal misconduct or any fraudulent activity on the part of Grantee, then the Committee has discretion to, based on applicable facts and circumstances and subject to applicable law, cause the Company to recover all or any portion (but no more than 100%) of the RSUs earned or payable to Grantee for some or all of the years covered by the Restatement. The amount of any earned or payable RSUs recovered by the Company shall be limited to the amount by which such earned or payable RSUs exceeded the amount that would have been earned by or paid to Grantee had the Company’s financial statements for the applicable restated fiscal year or years been initially filed as restated, as reasonably determined by the Committee. The Committee shall also determine whether the Company shall effect any recovery under this Section 8(b) by: (i) seeking repayment from Grantee; (ii) reducing, except with respect to any non-qualified deferred compensation under Section 409A of the Code, the amount that would otherwise be payable to Grantee under any compensatory plan, program or arrangement maintained by the Company (subject to applicable law and the terms and conditions of such plan, program or arrangement); (iii) by withholding, except with respect to any non-qualified deferred compensation under Section 409A of the Code, payment of future increases in compensation (including the payment of any discretionary bonus amount) that would otherwise have been made to Grantee in accordance with the Company’s compensation practices; or (iv) by any combination of these alternatives. For purposes of this Agreement, “Restatement” means a restatement of any part of the Company’s financial statements for any fiscal year or years after the year of the Date of Grant due to material noncompliance with any financial reporting requirement under the U.S. securities laws applicable to such fiscal year or years.

1.
Compliance with Law. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, notwithstanding any other provision of this Agreement, the Company shall not be obligated to issue any of the Common Shares covered by this Agreement if the issuance thereof would result in violation of any such law.

2.
Adjustments. Subject to Section 12 of the Plan, the Committee shall make any adjustments in the number of RSUs or kind of shares of stock or other securities underlying the RSUs covered by this Agreement, and other terms and provisions, that the Committee shall determine to be equitably required to prevent any dilution or enlargement of Grantee’s rights under this Agreement that otherwise would result from any (a) stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) merger, consolidation, separation, reorganization, partial or complete liquidation or other distribution of assets involving the Company or (c) other transaction or event having an effect similar to any of those referred to in Section 10(a) or 10(b) hereof. Furthermore, in the event that any transaction or event described or referred to in the immediately preceding sentence, or a Change in Control, shall occur, the Committee shall provide in substitution of any or all of Grantee’s rights under this Agreement such alternative consideration (including cash) as the Committee shall determine in good faith to be equitable under the circumstances.

3.
Amendments. Any amendment to the Plan will be deemed to be an amendment to this Agreement to the extent that the amendment is applicable to this Agreement; provided, however, that no amendment will adversely affect the rights of Grantee with respect to the Common Shares or other securities covered by this Agreement without Grantee’s consent. Notwithstanding the foregoing, the limitation requiring the consent of Grantee to certain amendments will not apply to any amendment that is deemed necessary by the Company to ensure compliance with Section 409A of the Code.

4.
Severability. In the event that one or more of the provisions of this Agreement is invalidated for any reason by a court of competent jurisdiction, any provision so invalidated will be deemed to be separable from the other provisions of this Agreement, and the remaining provisions of this Agreement will continue to be valid and fully enforceable.

5.
    Processing of Information. Information about you and your participation in the Plan may be collected, recorded and held, used and disclosed for any purpose related to the administration of the Plan. You understand that such processing of this information may need to be carried out by the Company and its Subsidiaries and by third party administrators whether such persons are located within your country or elsewhere, including the United States of America. You consent to the processing of information relating to you and your participation in the Plan in any one or more of the ways referred to above.

6.	Governing Law. This Agreement is made under, and shall be construed in accordance with, the internal substantive laws of the State of Ohio.

7.
Compliance with Section 409A of the Code. To the extent applicable, it is intended that this Agreement and the Plan comply with, or be exempt from, the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to Grantee. This Agreement and the Plan shall be administered in a manner consistent with this intent. Reference to Section 409A of the Code is to Section 409A of the Internal Revenue Code of 1986, as amended, and will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

[SIGNATURES ON FOLLOWING PAGE]

The undersigned Grantee hereby acknowledges receipt of an executed original of this Agreement and accepts the award of RSUs covered hereby, subject to the terms and conditions of the Plan and the terms and conditions herein above set forth

Grantee: ___________________________
Date: ______________________________

This Agreement is executed by the Company on this ____ day of __________, 20__.

The Timken Company

By ___________________________________
Carolyn Cheverine
Executive Vice President, General Counsel
and Secretary